Exhibit  19.1

                            Global Links Corporation
                              List of Subsidiaries


Name  of  Subsidiary                  State  of  Incorporation   Percent  Owned
--------------------                  ------------------------   --------------
Global  Links  Card  Services,  Inc.             Nevada              100%
Capitol  Group  Holdings  Corporation            Nevada              100%


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